UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0060 Expires: April 30, 2015 Estimated average burden hours per response …….5.71

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[X] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 17, 2015, BFC Financial Corporation (the “Company”) announced its intention to commence a cash tender offer to the shareholders of BBX Capital Corporation (“BBX Capital”) to purchase up to 4,771,221 shares of BBX Capital’s Class A Common Stock at a purchase price of $20.00 per share. The Company currently owns approximately 51% of the issued and outstanding shares of BBX Capital’s Class A Common Stock and all of the issued and outstanding shares of BBX Capital’s Class B Common Stock. Collectively, these shares represent an approximately 51% equity interest and 74% voting interest in BBX Capital. The Company will seek to purchase in the tender offer an additional approximately 30% of BBX Capital’s issued and outstanding Class A Common Stock. If all such shares are purchased by the Company in the tender offer, the Company would own approximately 81% of the issued and outstanding shares of BBX Capital’s Class A Common Stock following the tender offer, which together with the shares of BBX Capital’s Class B Common Stock owned by the Company, would represent an approximately 81% equity interest and 90% voting interest in BBX Capital.

A copy of the Company’s press release announcing its intention to commence the tender offer is attached hereto as Exhibit 99.1.

Important Information About the Tender Offer

The Company has not yet commenced the tender offer referred to in this report. This report does not constitute an offer to buy or solicitation of an offer to sell any securities. This report is for informational purposes only. The offer to purchase the shares of BBX Capital’s Class A Common Stock and the solicitation of the shares will be made only pursuant to the offer to purchase and the related letter of transmittal, which are expected to be mailed to BBX Capital’s shareholders shortly after commencement of the tender offer. BBX Capital’s shareholders should read those materials and the documents incorporated therein by reference carefully when they become available, because they will contain important information, including the various terms and conditions of the tender offer. If the tender offer is commenced, the Company will also file a Tender Offer Statement on Schedule TO (the “Tender Offer Statement”) with the Securities and Exchange Commission (the “SEC”). The Tender Offer Statement, including the offer to purchase, the letter of transmittal, and other related materials, will also be available to BBX Capital’s shareholders at no charge on the SEC’s website at www.sec.gov. The Company’s other public filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are also available for free on the SEC’s website at www.sec.gov. When available, BBX Capital’s shareholders may also obtain the offer to purchase, letter of transmittal and other related materials in connection with the tender offer by contacting Georgeson Inc., the Information Agent for the tender offer, toll-free at (877) 507-1756. BBX Capital’s shareholders should read these materials carefully before making any decision with respect to the tender offer.

Forward-Looking Statements

This report contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward looking statements in this report are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and involve substantial risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to the contemplated tender offer described in this report, including uncertainty about the timing of the tender offer, that, if the tender offer is commenced, the conditions to closing the tender offer may not be satisfied, uncertainties as to the amount of shares that will be tendered in the tender offer and the Company’s ownership interest in BBX Capital following the tender offer, risks relating to the continued listing of BBX Capital’s Class A Common Stock on the New York Stock Exchange and the continued status of BBX Capital as an SEC reporting company, and the risk that the expected benefits to the Company from the tender offer may not be realized or maintained. Reference is also made to the risks and uncertainties detailed in reports filed by the Company with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC's website at www.sec.gov. The Company cautions that the foregoing factors are not exclusive.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated March 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: March 17, 2015
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated March 17, 2015